Exhibit 99.3

MEDIA GENERAL, INC.

Tender of any and all Outstanding

$300,000,000 11 3 /4% Senior Secured Notes Due 2017

In Exchange for

$300,000,000 11 3 /4% Senior Secured Notes Due 2017

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Media General, Inc. (the “Company”) is offering, upon and subject to the terms and conditions set forth in a prospectus dated [—], 2010 (the “Prospectus”), and the enclosed letter of transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) its 11 3/4% Senior Secured Notes due 2017 which have been registered under the Securities Act of 1933, as amended, for a like principal amount of the Company’s issued and outstanding 11 3/4% Senior Secured Notes issued February 12, 2010 (the “Original Notes”). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in a Registration Rights Agreement, dated as of February 12, 2010, among the Company, the Guarantors (as defined therein) and the initial purchasers referred to therein.

We are requesting that you contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, regarding the Exchange Offer. For your and their information, and for forwarding to such clients, we are enclosing the following documents:

1. A Prospectus dated [—], 2010;

2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for the Original Notes are not immediately available or time will not permit all required documents to reach The Bank of New York Mellon, the exchange agent for the Original Notes (the “Exchange Agent”), prior to 5:00 P.M., New York City time, on [—], 2010, unless extended by the Company in its sole discretion (the “Expiration Date”), or if the procedure for book-entry transfer set forth in the section entitled “The Exchange Offer” under the heading “Procedures for Tendering” in the Prospectus cannot be completed on a timely basis and an Agent’s Message (as defined in the Prospectus) is not transmitted to and received by the Exchange Agent;

4. A form of letter that may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5. Return envelopes addressed to the Exchange Agent.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

To participate in the Exchange Offer, generally, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), or an Agent’s Message (as defined in the Prospectus) in lieu thereof, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Exhibit 99.3

If holders of the Original Notes wish to tender, but it is impracticable for them to forward their certificates for the Original Notes prior to the expiration of the Exchange Offer, or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures.”

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer, except as set forth in Instruction 13 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York Mellon, the Exchange Agent for the Original Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

MEDIA GENERAL, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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